UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2016

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5075 South Syracuse Street
Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 770-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2016, David Metzger, the Chief Financial Officer and Chief Operating Officer of RE/MAX Holdings, Inc. (“RE/MAX” or the “Company”), informed the Company of his intention to resign from such positions effective March 31, 2016 (the “Separation Date”).

The Company entered into a separation and transition agreement with Mr. Metzger on January  7, 2016, pursuant to which Mr. Metzger, upon signing a second release on or about the Separation Date, will receive a lump sum payment of one year’s base salary as well as certain benefits for 12 months thereafter and his unvested restricted stock units will vest upon his departure.  Pursuant to the separation and transition agreement, Mr. Metzger will serve as co-Chief Financial Officer from January 15, 2016 through the Separation Date.

On January 7, 2016, the Company’s Board of Directors (the “Board”) appointed Karri Callahan as co-Chief Financial Officer, effective January 15, 2016, with Ms. Callahan thereafter serving as Chief Financial Officer effective as of Mr. Metzger’s Separation Date. Effective January 15, 2016, Ms. Callahan shall serve as the Company’s principal financial officer and principal accounting officer,  and Mr. Metzger shall thereafter no longer serve in such capacities for the Company.

In addition, on January 7, 2016, the Board appointed Adam Contos as Chief Operating Officer, effective January 15, 2016.  Mr. Contos shall serve as the Company’s principal operating officer.

Ms. Callahan, 37, has over 14 years of accounting and auditing experience. She joined RE/MAX in April 2013 as Senior Manager of SEC Reporting and was promoted to Vice President, Corporate Controller in June 2014. She served as the Company’s Acting Chief Accounting Officer from November 6, 2014 to January 26, 2015 and as Acting Chief Financial Officer from December 31, 2014 through January 26, 2015. These temporary appointments were the result of a leave of absence that Mr. Metzger took due to a family emergency. Prior to joining RE/MAX, Ms. Callahan worked at Ernst & Young, LLP, most recently as Senior Manager, since 2008.

Mr. Contos, 44, has held a variety of leadership positions with RE/MAX. He joined the Company in 2004 and currently serves as Senior Vice President, Marketing, a position he has held since February 2015. He served as Vice President, Business Development, from February 2014 until February 2015, as Vice President, Region Development, from August 2013 through February 2014 and as Regional Vice President from 2005 through August 2013.

The summary provided above of the separation and transition agreement between the Company and Mr. Metzger does not purport to be complete and is qualified in its entirety by reference to the agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

The Company issued a press release on January 7, 2016, regarding Mr. Metzger’s separation and the appointments of Ms. Callahan and Mr. Contos. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Separation and Transition Agreement between David Metzger and RE/MAX Holdings, Inc.
99.1	Press release dated January 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: January 7, 2016	By:	/s/ Adam Lindquist Scoville
Adam Lindquist Scoville
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Separation and Transition Agreement between David Metzger and RE/MAX Holdings, Inc.
99.1	Press release dated January 7, 2016